Exhibit 99.1

                Written Statement of the Chief Executive Officer
                       and Acting Chief Financial Officer
                          Pursuant to 18 U.S.C. ss.1350

Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned President, Chief Executive Officer and Acting Chief Financial Officer of Fresh Brands, Inc. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended July 13, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


By: /s/ Elwood F. Winn
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Elwood F. Winn
President, Chief Executive Officer
and Acting Chief Financial Officer
November 19, 2002